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                                                                      EXHIBIT 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24135) pertaining to the Palm Harbor Homes, Inc. Employee Savings Plan of our report dated May 7, 2003, except for Note 7, as to which the date is June 19, 2003, with respect to the financial statements and schedule of the Palm Harbor Homes, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                                          /s/ Ernst & Young LLP

Dallas, Texas
June 24, 2003